As filed with the Securities and Exchange Commission on August 25, 2023.

Registration No. 333-170290

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENTRÉE RESOURCES LTD.
(Exact name of Registrant as specified in its charter)

British Columbia
(Province or other jurisdiction of incorporation or organization)

1040
(Primary Standard Industrial Classification Code Number, if applicable)

Not Applicable
(I.R.S. Employer Identification No., if applicable)

Suite 1650 – 1066 West Hastings Street

Vancouver, British Columbia, Canada V6E 3X1

(604) 687-4777
(Address and telephone number of Registrant’s principal executive offices)

National Registered Agents, Inc.

1015 15th Street N.W., Suite 1000

Washington, DC, 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Guttman Dorsey & Whitney LLP 161 Bay Street, Suite 4310 Toronto, ON, M5J 2S1 Telephone: (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
Not applicable.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below):
	1.	☒	pursuant to Rule 467(b) on September 1, 2023 at 4:00pm.
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE REGARDING DEREGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form F-10 (File No. 333-170290) filed November 2, 2010 as amended on November 19, 2010 (the “Registration Statement”) by Entrée Resources Ltd. (formerly Entrée Gold Inc.) (the “Registrant”) with the Securities and Exchange Commission pertaining to the registration by the Registrant of common shares, warrants to purchase common shares, subscription receipts to purchase common shares or warrants or any combination thereof, or any combination of such securities in one or more offerings, up to an aggregate initial offering price of CAD$100,000,000.

In connection with the foregoing, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. The Registrant hereby removes from registration all of its securities registered but unsold under the Registration Statement as at the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 25th day of August, 2023.

ENTRÉE RESOURCES LTD.

By:	/s/ Stephen Scott
Name:	Stephen Scott
Title:	Chief Executive Officer

No other person is required to sign this post-effective amendment to the registration statements in reliance on Rule 478 of the Securities Act of 1933, as amended.